RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                   CONTINENTAL INFORMATION SYSTEMS CORPORATION

                  Under ss. 807 of the Business Corporation Law

                  WE, THE UNDERSIGNED, Richard B. Lasken and Daniel L. Wieneke, being respectively the President and Chief Executive Officer and the Senior Vice President, General Counsel and Secretary of Continental Information Systems Corporation hereby certify:

                  FIRST: The name of the Corporation is CONTINENTAL INFORMATION SYSTEMS CORPORATION.

                  SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on June 11, 1968.

                  THIRD: Pursuant to the Joint Plan of Reorganization, dated October 4, 1994, filed with the United States Bankruptcy Court for the Southern District of New York (the "Court"), as modified and confirmed by the Court on November 29, 1994, (the "Plan"), the corporation is restating with amendments the Certificate of Incorporation. Article 1, which sets forth the name of the Corporation, will remain unchanged. The purpose clause in Article 2 has been amended in a new Article 2. Article 3, which authorizes the Corporation to conduct is business in a lawful manner under the Business Corporation Law, has been deleted in its entirety. Article 4, which states that the purposes and powers specified in Article 4 shall in no way be limited or restricted by reference or inference from the terms of any other clauses of Article 4 or the Certificate of Incorporation, has been deleted in its entirety. The capitalization clause in Article 5 has been amended in a new Article 3. The capitalization clause shows a decrease in the total authorized number of shares to Ten Million (10,000,000), $.01 par value per share, all of which are to be designated as Common Stock. In addition, specific provisions relating to issuance and voting have been approved pursuant to the Plan. Article 6, which sets forth the designations, preferences privileges and voting powers of shares of stock, has been deleted in its entirety. Article 7, relating to the corporation's address, has been amended in a new Article 4. Article 8, relating to the designation of agent and service of process, has been amended in a new
Article 5. Article 9, which states that the duration of the Corporation is perpetual, has been deleted in its entirety. Article 10, which provides for a classified Board of Directors, has been deleted in its entirety. Article 11, which sets an eighty percent (80%) voting requirement for the approval of certain business combinations and requiring shareholder approval for the Corporation to purchase share of its capital stock from certain holders of more than five percent (5%) of the voting power of the Corporation, has been deleted in its entirety. Article 12, relating to indemnification of the corporation's officers and directors, has been amended in a new Article 6. Finally, a new
Article 7 has been added relating to the ability of the Corporation's Board of Directors to make, alter or repeal the by-laws of the Corporation.

                  The text of the Certificate of Incorporation is hereby restated with amendments to read as herein set forth in full:

                  1. The name of the Corporation is CONTINENTAL INFORMATION SYSTEMS CORPORATION.

                  2. The purpose for which this corporation is to be formed is restated in its entirety to read as follows:

                                 To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department board, agency or other body without such consent or approval first being obtained.

                  3. The aggregate number of shares which the Corporation shall have authority to issue is Ten Million (10,000,000), $.01 par value per share, all of which are to be designated as Common Stock.

                           (a) Pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C.ss.ss. 101, et. seq. (the "Code") James P. Hassett was appointed trustee (the "Trustee") of the Corporation on October 25, 1989. Until the Trustee has distributed all of the Corporation's issued shares of Common Stock under the Plan, the Trustee shall hold such undistributed shares of Common Stock for the benefit of (i) persons holding Equity Interests (as defined in the Plan) in the Corporation or any of the Debtors (as defined in the Plan) or (ii) persons holding Allowed Claims (as defined in the Plan) against the Corporation or Debtors (such persons described in clauses
                                (i) and (ii) above are collectively referred to herein as the "Holders"). The Trustee shall possess the authority to vote such shares of Common stock until they are distributed pursuant to the Plan.

                           (b) Pursuant to Section 1.97 of the Plan, Seven Million (7,000,000) shares of Common Stock will be issued. Until Six Million Three Hundred Thousand (6,300,000) of the shares of Common Stock have been distributed to the named creditors and prior equity holders pursuant to the Plan, any matter or issue requiring the approval of Holders of shares of Common Stock shall require the approval of a vote of at least two-thirds (2/3) of the then-issued and outstanding shares of Common Stock. The Trustee will deliver this Certificate to the Corporation upon termination of the provisions in this paragraph 3, subsection (b).

                           (c) Pursuant to Section 1123 of the Code, the Corporation is prohibited from issuing nonvoting equity securities.

                  4. The office of the Corporation is to be located in the County of Onondaga, One Northern Concourse, P.O. Box 4785, Syracuse, New York 13221-4785.

                  5. The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                         Daniel L. Wieneke, Esq.
                         Continental Information Systems Corporation
                         One Northern Concourse
                         P.O. Box 4785
                         Syracuse, New York  13221-4785

                  6. The Corporation shall have the power to indemnify its officers and directors to the maximum extent permitted by law.

                  7. The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                  FOURTH: This restatement of the Certificate of Incorporation was authorized by the Trustee pursuant to the Plan, as permitted by ss.808 of the Business Corporation Law.

                  IN WITNESS WHEREOF, the undersigned have executed this Certificate of Incorporation this 19th day of December, 1994 and the undersigned affirm (i) that the statements contained herein are true under the penalties of perjury, (ii) that the provisions of this Certificate of Incorporation are contained in the Plan, (iii) that the Plan has been confirmed in accordance with the provisions of the Code, (iv) that the judicial order confirming the Plan was made on November 29, 1994 and (v) that this Certificate of Incorporation shall be delivered to the Secretary of State.

                                            CONTINENTAL INFORMATION SYSTEMS
                                            CORPORATION


                                            By: /s/  Richard B. Lasken
                                                ----------------------
                                          Name: Richard B. Lasken
                                         Title: President and Chief
                                                Executive Officer


                                            By: /s/  Daniel L. Wieneke
                                                ----------------------
                                          Name: Daniel L. Wieneke
                                         Title: Senior Vice President
                                                General Counsel and Secretary

                         CERTIFICATE OF AMENDMENT OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                   CONTINENTAL INFORMATION SYSTEMS CORPORATION



                  Under Section 805 of the Business Corporation Law

                  It is hereby certified that:

                  FIRST: The name of the Corporation is CONTINENTAL INFORMATION SYSTEMS CORPORATION.

                  SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on June 11, 1968 and a Restated Certificate of Incorporation was filed on December 21, 1994 (as amended, the "Certificate").

                  THIRD: The amendment of the Certificate effected by this certificate of amendment is to increase the aggregate number of shares which the Corporation shall have the authority to issue by authorizing 10,000,000 additional shares, $.01 par value per share, of the same class as the presently authorized shares, and to delete certain provisions which are no longer required to carry out a plan of reorganization under chapter 11 of the Bankruptcy Code.

                  FOURTH: To accomplish the foregoing amendment, Article 3 is deleted in its entirety and replaced with the following:

                  The aggregate number of shares which the Corporation shall have authority to issue is Twenty Million (20,000,000), $.01 par value per share, all of which are to be designated as Common Stock.

                  FIFTH: The foregoing amendment of the Certificate was authorized by the vote of the Board of Directors at a meeting of the Board of Directors of the Corporation, followed by the vote of the holders of at least a majority of the issued and outstanding shares of the Corporation entitled to vote on the amendment of the Certificate.

                  IN WITNESS WHEREOF, the undersigned have subscribed this document on this 28th day of October, 1997 and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by the undersigned and are true and correct.


                                            /s/  Michael L. Rosen
                                            ---------------------
                                            Michael L. Rosen
                                            President

                                            /s/  Ann M. Twomey
                                            ------------------
                                            Ann M. Twomey
                                            Assistant Secretary